EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 25, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jun 2007 – May 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.8%	3.0%	1.5%	-7.8%	-4.1%	2.1%	4.6%	2.1%	11.9%	-18.7%	0.2	0.3
B**	1.8%	3.0%	1.3%	-8.4%	-4.7%	1.4%	N/A	1.4%	11.9%	-20.4%	0.2	0.2
Legacy 1***	1.8%	3.1%	2.4%	-5.8%	-2.3%	N/A	N/A	-2.1%	10.6%	-14.8%	-0.2	-0.3
Legacy 2***	1.8%	3.0%	2.2%	-6.3%	-2.6%	N/A	N/A	-2.5%	10.5%	-15.2%	-0.2	-0.3
Global 1***	1.8%	3.1%	2.7%	-4.6%	-4.1%	N/A	N/A	-3.3%	9.9%	-14.6%	-0.3	-0.4
Global 2***	1.8%	3.0%	2.6%	-4.9%	-4.4%	N/A	N/A	-3.7%	9.9%	-15.4%	-0.3	-0.5
Global 3***	1.8%	3.0%	1.9%	-6.5%	-6.1%	N/A	N/A	-5.4%	9.9%	-19.7%	-0.5	-0.7

S&P 500 Total Return Index****	1.8%	-5.5%	5.7%	0.1%	15.1%	-0.8%	4.2%	-0.8%	19.1%	-50.9%	0.1	-0.1
Barclays Capital U.S. Long Gov Index****	-0.8%	4.4%	2.8%	27.2%	13.3%	11.4%	9.0%	11.4%	12.9%	-12.3%	0.9	1.6

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					31%
Energy	6%	Short	Crude Oil	2.3%	Short	6%	Short	Crude Oil	2.2%	Short
			Natural Gas	0.9%	Short			Gas Oil	0.7%	Short
Grains/Foods	16%	Short	Sugar	2.4%	Short	15%	Short	Sugar	2.3%	Short
			Soybean Meal	2.2%	Long			Soybean Meal	2.0%	Long
Metals	10%	Short	Gold	2.3%	Short	10%	Short	Gold	2.3%	Short
			Aluminum	1.3%	Short			Aluminum	1.4%	Short
FINANCIALS	68%					69%
Currencies	29%	Long $	Euro	4.0%	Short	30%	Long $	Euro	4.2%	Short
			Swiss Franc	2.4%	Short			Swiss Franc	2.5%	Short
Equities	10%	Short	Hang Seng Index	1.3%	Short	9%	Short	Hang Seng Index	1.3%	Short
			FTSE Index	0.9%	Short			Nasdaq	0.8%	Long
Fixed Income	29%	Long	U.S. Treasury Bond	5.0%	Long	30%	Long	U.S. Treasury Bond	5.1%	Long
			U.S. 10-Year Treasury Notes	3.7%	Long			Bunds	4.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets hit recent lows as the U.S. Energy Information Administration reported domestic inventories had breached 22-year highs.  Natural gas prices declined due to weather reports forecasts of cooler temperatures in the U.S., which weighed on energy demand forecasts.

Grains/Foods
Corn markets fell to 17-month lows because of favorable farming conditions and weaker-than-expected export sales data.  In the foods markets, sugar and coffee prices moved lower as speculators believed global supplies will outpace global demand due to ongoing financial trouble in Europe.

Metals
Gold prices fell as U.S. dollar strength prompted investors to liquidate their gold positions.  Base metals markets generally fell as investors liquidated riskier assets in response to ongoing fears surrounding the Eurozone debt crisis.  Nickel was among the few base metals markets to move higher, driven by elevated demand from global alloy makers.

Currencies
The U.S. dollar moved strongly higher as investors sought safe-haven assets amidst growing fears Greece will leave the Eurozone.  Conversely, the euro declined sharply as investors were uncertain of the impact of a possible Greece exit on the overall Eurozone economy.  The Japanese yen weakened after the surprising news Fitch Ratings would downgrade the nation’s sovereign debt and issue a negative outlook on its credit rating.

Equities
U.S. and European equity markets rallied as strong U.S. housing data and optimistic comments from the European Central Bank early in the week supported investor sentiment.  The equity markets were also supported by comments from Chinese officials stating they would take action to support Chinese growth if it became necessary.

Fixed Income
U.S. Treasury markets finished lower due to early-week losses which stemmed from optimism ahead of last week’s European summit and strong U.S. economic data.  German Bund markets rallied as concerns surrounding the Spanish banking system caused European investors to seek safer assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.